EXHIBIT 99.1

Divine Skin Laboratories S.A. DE C.V.

INDEX TO FINANCIAL STATEMENTS

Unaudited Balance Sheets as of September 30, 2012 (as restated) and December 31, 2011 (as restated)	F-2

Unaudited Statements of Operations for the nine months ended September 30, 2012 (as restated) and 2011 (as restated)	F-3

Unaudited Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2012 (as restated) and 2011 (as restated)	F-4

Unaudited Statements of Cash Flows for the nine months ended September 30, 2012 (as restated) and 2011 (as restated)	F-5

Notes to Unaudited Financial Statements for the nine months ended September 30, 2012	F-6

Report of Independent Registered Public Accounting Firm	F-14

Audited Balance Sheets as of December 31, 2011 (as restated) and 2010 (as restated)	F-15

Audited Statements of Operations for the years ended December 31, 2011 (as restated) and 2010 (as restated)	F-16

Audited Statements of Changes in Shareholders' Equity for the years ended December 31, 2011 (as restated) and 2010 (as restated)	F-17

Audited Statements of Cash Flows for the years ended December 31, 2011 (as restated) and 2010 (as restated)	F-18

Notes to Audited Financial Statements for the fiscal year ended December 31, 2011	F-19

Divine Skin Laboratories S.A. DE C.V.

Balance Sheets

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS	(as restated)

Current Assets
Cash	$70,762	$12,137
Accounts receivable, net	392,323	357,647
Collectable taxes	11,165	15,637
Inventory	249,296	135,239
Prepaid expenses and other current assets	192,385	223,323

Total Current Assets	915,931	743,983

Furniture and Equipment, net	110,112	63,655

TOTAL ASSETS	$1,026,043	$807,638

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$374,192	$434,546
Taxes payable	7,718	12,866
Other current liabilities	49,489	48,873
Deferred tax liability	76,871	46,118
Total Current Liabilities	508,270	542,403

TOTAL LIABILITIES	508,270	542,403

COMMITMENTS AND CONTINGENCIES

Equity
Common stock, no par value, 3,300 shares authorized, issued and outstanding as of September 30, 2012 and December 31, 2011;and additional paid in capital	118,300	118,300
Legal Reserve	12,130	-
Retained Earnings	377,433	142,078
Other Comprehensive Income	9,910	4,857

Total Equity	517,773	265,235

TOTAL LIABILITIES AND EQUITY	$1,026,043	$807,638

See accompanying notes to unaudited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Operations

(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
	(as restated)
Revenue	$1,334,820	$795,832

Cost of Goods Sold	416,398	401,838

Gross Profit	918,422	393,994

General and administrative expense	639,569	209,413

Operating Income	278,853	184,581

Other Income (Expense)
Interest expense	(4,030)	(1,698)
Foreign exchange gain	46,149	8,634
Foreign exchange loss	(30,726)	(20,855)
Other	642	18

Total other income (expense)	12,035	(13,901)

Income before income taxes	290,888	170,680

Provision for income tax	76,871	34,136

Net income	$214,017	$136,544

Basic and Diluted Earnings per Share:
Weighted average shares	3,300	500
Net income per share	$64.85	$273.09

See accompanying notes to unaudited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Changes in Shareholders' Equity

For the Nine Months Ended September 30, 2012 and 2011 (as restated)

		Legal	Other	Retained
	Capital	Reserve	Comprehensive	Earnings	Total

Balance at September 30, 2010	$3,623	$-	$-	$(41,966)	$(38,343)

Net Income	-	-	-	140,573	140,573

Balance at September 30, 2011	3,623	-	-	98,607	102,230

Contributions	114,677	-	-	-	114,677

Establish Legal Reserve	-	12,130	-	(12,130)	-

Net Income	-	-	-	290,956	290,956

Other Comprehensive Income	-	-	9,910	-	9,910

Balance at September 30, 2012	$118,300	$12,130	$9,910	$377,433	$517,773

See accompanying notes to unaudited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
	(as restated)
Cash Flows from Operating Activities:
Net income	$214,017	$136,544
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	24,285	11,810
Changes in operating assets and liabilities:
Accounts receivable	(34,676)	(148,179)
Collectable taxes	4,472	(2,647)
Inventory	(114,057)	(53,364)
Prepaid expenses and other current assets	30,938	(73,813)
Accounts payable and accrued expenses	(26,342)	100,999
Taxes payable	(5,148)	34,294
Deferred tax liability	30,753	34,136
Other current liabilities	616	17,639
Net cash provided by operating activities	124,858	57,419

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(70,742)	(56,265)
Net cash used in investing activities	(70,742)	(56,265)

Cash Flows from Financing Activities:
Contributions from shareholder	9,910	-
Net cash provided by financing activities	9,910	-

Increase in cash	64,026	1,154
Cash, Beginning of Period	6,736	5,582

Cash, End of Period	$70,762	$6,736

Supplemental Information:
Cash paid for interest	$4,030	$1,698
Cash paid for taxes	$58,984	$941

See accompanying notes to unaudited financial statements

Divine Skin Laboratories S.A. DE C.V.

Notes to Unaudited Financial Statements

(Unaudited)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

ASC	Accounting Standards Codification
ASU	Accounting Standards Update
FASB	Financial Accounting Standards Board
FIFO	First-in, First-out
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards

Organization and Nature of Business

Divine Skin Laboratories S.A. DE C.V. (the “Company”, “DS Mexico”, “we”, “us” or “our”) was organized under the laws of the Mexico on September 11, 2007 as MD Laboratories S.A. DE C.V. The original capital structure consisted of 100 shares of no par value stock. On July 15, 2008, the shareholders agreed to change the name to Divine Skin Laboratories S.A. DE C.V. On December 31, 2011, the shareholders amended their articles of incorporation to increase the number of shares to 3,300. The Company was established for the purpose of selling health, medical and pharmaceutical products. DS Mexico principally sells and markets DS Healthcare Group, Inc. products throughout Mexico under DS Healthcare brands’ “DS Laboratories” and “Polaris”. DS Healthcare Group is a U.S. publicly traded company that develops and markets hair care, skin care and personal care branded products. Since 2010 we purchased products from DS Healthcare on a per order basis.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results. We believe our estimates and assumptions are reasonable; however, such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from such estimates. Significant estimates and assumptions underlying these financial statements include:

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its cost of products, relationship with DS Healthcare, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. The Company also provides for allowances against accounts receivables for product returns and cooperative advertising allowances. At September 30, 2012 and September 30, 2011, no provision was recorded as an allowance for doubtful accounts.

Inventory

Inventory is reported at the lower of cost or market on the first-in, first-out (“FIFO”) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the straight line depreciation method over the estimated useful lives of the assets, which range from 3 to 10 years. The Company recorded $24,285 and $11,810 in depreciation expense for the nine months ended September 30, 2012 and 2011, respectively. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Long-Lived Assets

The Company has adopted ASC 360-10, “Accounting for Impairment or Disposal of Long-Lived Assets”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

Revenue is recognized when a product is shipped. The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable and
•	collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of goods sold.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. The Company has no dilutive or potentially dilutive instruments as of September 30, 2012 or 2011.

Segment Information

ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Fair Value of Financial Instruments

Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. We currently do not have any financial assets and liabilities that are recurring that would require us to disclose them at fair value.

Functional Currency

The functional currency for DS Mexico is the Mexican peso. We translate our financial statements into U.S. dollars as follows:

•

Assets and liabilities are translated at the exchange rate in effect as of the financial statement date.

•

Income statement accounts are translated using the weighted average exchange rate for the period.

We include translation adjustments from currency exchange and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of shareholders’ equity. There are currently no transactions of a long-term investment nature, nor any gains or losses from non-U.S. currency transactions.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, which permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount. If an entity can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the entity is not required to take further action. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted. The adoption of ASU 2012-02 did not have a material impact on the Company’s financial position, results of operations or cash flows.

There are no recently issued accounting standards that are expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

NOTE 4. – RESTATEMENT

The Company restated its financial statements to update its estimated provision for taxes and deferred tax liabilities and reclassified the presentation of certain line items included in its financial statements at September 30, 2012 and for the nine months ended September 30, 2012 and 2011. The following is a reconciliation of the line items as previously reported to the restated amounts in the Company’s Statements of Operations, Balance Sheet and Statements of Cash Flows.

Statements of Operations

	As Previously Reported	Adjustment	As Restated
Nine Months Ended September 30, 2012
Provision for Income Tax	$-	$76,871	$76,871

Net Income	$290,889	$(76,872)	$214,017

Nine Months Ended September 30, 2011
Provision for Income Tax	$-	$34,136	$34,136

Net Income	$170,679	$(34,135)	$136,544

For the nine months ended September 30, 2012 and 2011, the Company recorded deferred tax liabilities of $76,871 and $34,136, respectively.

In addition, the Company also included the following disclosures of the basic and diluted earnings per share in its restated financial statements:

Nine Months Ended September 30, 2012

Basic and Diluted Earnings Per Share:

Weighted average shares	-	3,300	3,300
Net income per share	$-	$64.85	$64.85

Nine Months Ended September 30, 2011

Basic and Diluted Earnings Per Share:

Weighted average shares	-	500	500
Net income per share	$-	$273.09	$273.09

As of September 30, 2012, the impact of the restatement reduced the basic and diluted earnings per share from $88.15 to $64.85.

As of September 30, 2011, the impact of the restatement reduced the basic and diluted earnings per share from $341.36 to $273.09.

Balance Sheet

	As Previously Reported	Adjustment	As Restated
Nine Months Ended September 30, 2012
Assets:
Prepaid Expenses	$43,248	$149,137	$192,385
Other Current Assets	2,778	(2,778)	-
Other Assets	146,359	(146,359)	-
Total Current Assets	769,571	146,360	915,391

Deferred Assets	146,359	(146,359)	-

Liabilities:
Accounts Payable	$374,969	$(777)	$374,192
Deferred Tax Liability	-	76,871	76,871
Total Liabilities	432,175	76,095	508,270

Equity:
Net Income	$290,889	$(290,889)	$-
Capital	128,210	(128,210)	-
Common Stock	-	118,300	118,300
Retained Earnings	-	377,433	377,433
Accumulated Gain	203,431	(203,431)	-
Accumulated Loss	(40,793)	40,793	-
Other Comprehensive Income	-	9,910	9,910
Total Equity	593,867	(76,094)	517,773

Assets: The Company reclassified amounts posted as Other Assets and Other Current Assets to Prepaid Expenses. These amounts were advanced payments made toward future expenses that were expected to be used within a one year period.

Liabilities: The Company recalculated its Deferred Tax Liability and separately stated this on its balance sheet.

Equity: The Company reclassified its presentation of its equity section by including net income, accumulated gain and accumulated loss within retained earnings. The Company also reflected the change in currency rates within its Other Comprehensive Income, which had not been previously separately stated.

Statements of Cash Flows

	As Previously Reported	Adjustment	As Restated
Nine Months Ended September 30, 2012
Net Income	$290,889	$(76,872)	$214,017

Net cash provided by operating activities	146,805	(21,227)	124,858
Net cash provided by (used in) investing activities	(91,490)	20,748	(70,742)
Net cash provided by (used in) financing activities	54,595	44,685	9,910

Supplemental Information:
Cash paid for interest	4,030	-	4,030
Cash paid for taxes	-	58,894	58,984

Nine Months Ended September 30, 2011
Net Income	$170,679	$(34,135)	$136,544

Net cash provided by operating activities	102,695	(45,276)	57,419
Net cash provided by (used in) investing activities	(103,239)	46,974	(56,265)
Net cash provided by (used in) financing activities	(1,698)	1,698	-

Supplemental Information:
Cash paid for interest	1,698	-	1,698
Cash paid for taxes	-	941	941

The Company reclassified the presentation of its Statements of Cash Flows to reflect changes in the classification of prepaid expenses, other current assets and deferred assets. The Company also reclassified the presentation to disclose changes in its deferred tax liabilities, which had previously been included within the change of accounts payable and accrued expenses. In addition, the Company updated the supplementary disclosure of taxes paid in cash on its Statements of Cash Flows for the nine months ended September 30, 2012 and 2011.

NOTE 5. – INVENTORY

Inventory at September 30, 2012 and September 30, 2011 consisted of products purchased for resale. Management evaluated the inventory for obsolescence. No allowance was considered necessary as of September 30, 2012 or September 30, 2011.

NOTE 6. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of advanced payments to vendors for future advertising and consulting services or advanced payments toward taxes.

NOTE 7. – INCOME TAXES

The provision for income taxes for the nine months ended September 30, 2012 and 2011 is summarized as follows:

	2012	2011
Current:
U.S. Federal	$-	$-
Non-U.S. (Mexico)	76,871	34,136
	76,871	34,136
Deferred:
U.S. Federal	-	-
Non-U.S. (Mexico)	-	-
Total	$76,871	$34,136

The provision for income taxes for the nine months ended September 30, 2012 and September 30, 2011 differs from the amount computed by applying the statutory rate to income (loss) before provision for income taxes as follows:

	2012		2011

Expected provision (benefit) at statutory rate	(0.0%	)	(0.0%	)
Non-U.S. (Mexico)	26.0%		20.0%
Non-deductible expenses	0.0%		0.0%
Increase in valuation allowance	0.0%		0.0%

Total provision (benefit) for income taxes	26.0%		20.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. As of September 30, 2012 and September 30, 2011, the Company had no deferred tax assets or liabilities and, as a result, recorded no valuation allowance.

As of September 30, 2012 and September 30, 2011, the Company had no unrecognized tax benefits and accordingly no related accrued interest or penalties.

The Company follows the provisions of ASC Topic 740-10, "Accounting for Uncertainty in Income Taxes" which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with ASC Topic 740, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This topic also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended December 31, 2011 and 2010. The Company's income tax returns since 2007 are subject to examination by the taxing authorities in Mexico for a period of five years after the returns were filed.

NOTE 8. – SIGNIFICANT CUSTOMERS

For the nine months ended September 30, 2012, substantially all of our revenues were generated from sales of DS Healthcare products that included Revita which represented 30% of total sales. Dandrene, Spectral DNC-L and Spectral DNC, collectively account for another 38% of total sales.

For the nine months ended September 30, 2011, substantially all of our revenues were generated from sales of DS Healthcare products that included Revita, which represented 34% of total sales. Other products, which individually exceed 10% of total sales, were Revita EPS, Spectral DNC-L and Spectral DNC, which collectively accounted for another 35% of total sales.

The Company sells its products to several types of customers, which primarily include pharmacy chains, four of which represent individually in excess of 5% of total sales during the nine months ended September 30, 2012. These top four customers generated 66% of our sales for the nine months ended September 30, 2012.

For the nine months ended September 30, 2011, three pharmacy chains represented individually in excess of 5% of the total sales. These top four customers generated 72% of our sales for the nine months ended September 30, 2011.

Sales to 5% or greater these customers for the nine months ended September 30, 2012 and 2011 were:

September 30, 2012

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$ 364,748	27%	$ 59,367	15%
B	$ 290,409	22%	$ 119,336	30%
C	$ 158,531	12%	$ 24,764	6%
D	$ 62,090	5%	$ -	0%

September 30, 2011

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$ 285,227	36%	$ 52,219	21%
B	$ 54,123	7%	$ 14,713	6%
D	$ 234,784	30%	$ 84,753	34%

NOTE 9. – SIGNIFICANT VENDORS

The Company purchases substantially all of its finished goods from DS Healthcare Group. Purchases from DS Healthcare Group during the nine months ended September 30, 2012 and September 30, 2011 and its accounts payable at September 30, 2012 and September 30, 2011 were as follows:

Year	Purchase Amount	Percent	Accounts Payable	Percent

2012	$ 343,730	61%	$ 255,676	57%

2011	$ 559,674	86%	$ 281,117	84%

NOTE 10. – SUBSEQUENT EVENT

Effective November 1, 2012, essentially 100% of the outstanding capital stock of the Company was sold to DS Healthcare Group, Inc., a Florida corporation (“DS Healthcare”) pursuant to a Share Exchange Agreement between the majority stockholder and executive officer of the Company and DS Healthcare. In accordance with Mexican law, Mexican companies must have two shareholders therefore selling stockholder retained one share of the capital stock of DS Mexico.

In consideration for the nearly 100% interest in DS Mexico, DS Healthcare issued 450,000 shares of common stock valued at $2.60 per share to Fernando Tamez Gutierrez, the Company’s principal stockholder. DS Healthcare also forgave $38,415 of invoices due from DS Mexico between April 1, 2012 and September 30, 2012. Following the closing date the Company’s shareholder entered into a compensatory agreement with DS Healthcare and shall receive up to an aggregate of an additional 150,000 shares of DS Healthcare Common Stock (as adjusted for a stock split, recapitalization or similar transaction) as follows:

(i)

50,000 shares of DS Healthcare Common Stock in the event that annual net revenues of DS Mexico are equal to or greater than $4,000,000 during any calendar year period;

(ii)

50,000 shares of DS Healthcare Common Stock in the event annual net revenues of DS Mexico are equal to or greater than $5,000,000 during any calendar year period following satisfaction of (i); and

(iii)

50,000 shares of DS Healthcare Common Stock in the event annual net revenues of DS Mexico are equal to or greater than $6,000,000 during any calendar year period following satisfaction of (ii).

In addition, effective November 1, 2012 the Company entered into an employment agreement with Fernando Tamez Gutierrez to oversee the day to day operations of the Company in consideration of a base salary of approximately $60,000 per year.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
of Divine Skin Laboratories S.A CV D.E.

We have audited the accompanying balance sheets of DIVINE SKIN LABORATORIES S.A DE C.V (a Mexico corporation) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIVINE SKIN LABORATORIES S.A DE C.V. as of December 31, 2011 and 2010 and for the years then ended, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 4 to the financial statements, the Company restated its financial statements to include an updated estimate for its provision for taxes and deferred tax liabilities for the years ended December 31, 2011 and 2010.  Accordingly, the balance sheets as of December 31, 2011 and 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended have been restated to reflect corrections to previously reported amounts.

C.P.C GERMAN GODOY LUNA

REGISTRO A.G.A.F.F. 16221

Mexico City, February 11, 2013

except for Notes 4 and 7, which are dated July 19, 2013

Divine Skin Laboratories S.A. DE C.V.

Balance Sheets

	December 31,
	2011	2010
ASSETS	(as restated)

Current Assets
Cash	$12,137	$5,582
Accounts receivable, net	357,647	97,786
Collectable taxes	15,637	349
Inventory	135,239	51,498
Prepaid expenses and other current assets	223,323	4,472

Total Current Assets	743,983	159,687

Furniture and Equipment, net	63,655	19,845

TOTAL ASSETS	$807,638	$179,532

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$434,546	$203,557
Taxes payable	12,866	941
Deferred tax liability	46,118	-
Other current liabilities	48,873	13,377

Total Current Liabilities	542,403	217,875

TOTAL LIABILITIES	542,403	217,875

COMMITMENTS AND CONTINGENCIES

Equity
Common stock, no par value, 3,300 shares authorized, issued and outstanding as of December 31, 2011; 500 shares authorized, issued and outstanding as of December 31, 2010;and additional paid in capital	118,300	4,049
Retained Earnings	142,078	(42,392)
Other Comprehensive Income	4,857	-

Total Equity	265,235	(38,343)

TOTAL LIABILITIES AND EQUITY	$807,638	$179,532

See accompanying notes to audited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Operations

	For the Years Ended
	December 31,
	2011	2010
	(as restated)
Revenue	$1,145,219	$551,465

Cost of Goods Sold	547,067	349,385

Gross Profit	598,152	202,080

General and administrative expense	350,793	217,785

Operating Income (loss)	247,359	(15,705)

Other Income (Expense)
Interest expense	(2,505)	(2,165)
Foreign exchange gain	21,372	7,479
Foreign exchange loss	(35,657)	(8,855)
Other	19	219

Total other income (expense)	(16,771)	(3,322)

Income (loss) before income taxes	230,588	(19,027)

Provision for income tax	46,118	-

Net income (loss)	$184,470	$(19,027)

Basic and Diluted Earnings per Share:
Weighted average shares	3,300	500
Income (loss) per share	$55.90	$(38.05)

See accompanying notes to audited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Changes in Shareholders' Equity

For the Years Ended December 31, 2011 and 2010 (as restated)

		Legal	Other	Retained
	Capital	Reserve	Comprehensive	Earnings	Total

Balance at December 31, 2009	$4,049	$-		$(23,365)	$(19,316)

Net Loss				(19,027)	(19,027)

Balance at December 31, 2010	4,049	-		(42,392)	(38,343)

Contributions	114,251	-	-	-	114,251

Net Income		-		217,938	217,938

Other Comprehensive Income			4,857	-	4,857

Balance at December 31, 2011	$118,300	$-	$4,857	$175,546	$298,703

See accompanying notes to audited financial statements

Divine Skin Laboratories S.A. DE C.V.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2011	2010
	(as restated)
Cash Flows from Operating Activities:
Net income (loss)	$184,470	$(19,027)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,455	1,267
Changes in operating assets and liabilities:
Accounts receivable	(259,861)	(49,439)
Collectable taxes	(15,288)	-
Inventory	(78,885)	26,265
Prepaid expenses and other current assets	(218,851)	-
Accounts payable and accrued expenses	230,990	36,408
Deferred tax liability	46,118	-
Taxes payable	11,925	290
Other current liabilities	35,496	9,660
Net cash provided by (used in) operating activities	(51,431)	5,424

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(56,265)	(20,238)
Net cash used in investing activities	(56,265)	(20,238)

Cash Flows from Financing Activities:
Contributions from shareholder	114,251	-
Net cash provided by financing activities	114,251	-

Increase (decrease) in cash	6,555	(14,814)
Cash, Beginning of Period	5,582	20,396

Cash, End of Period	$12,137	$5,582

Supplemental Information:
Cash paid for interest	$2,505	$2,165
Cash paid for taxes	$-	$-

See accompanying notes to audited financial statements

Divine Skin Laboratories S.A. DE C.V.

Notes to Audited Financial Statements

For the fiscal year ended December 31, 2011

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

ASC	Accounting Standards Codification
ASU	Accounting Standards Update
FASB	Financial Accounting Standards Board
FIFO	First-in, First-out
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
11-YTD	Twelve months ended December 31, 2011
10-YTD	Twelve months ended December 31, 2010

Organization and Nature of Business

Divine Skin Laboratories S.A. DE C.V. (the “Company”, “DS Mexico”, “we”, “us” or “our”) was organized under the laws of the Mexico on September 11, 2007 as MD Laboratories S.A. DE C.V. The original capital structure consisted of 100 shares of no par value stock. On July 15, 2008, the shareholders agreed to change the name to Divine Skin Laboratories S.A. DE C.V. On December 31, 2011, the shareholders amended their articles of incorporation to increase the number of shares to 3,300. The Company was established for the purpose of selling health, medical and pharmaceutical products. DS Mexico principally sells and markets DS Healthcare Group, Inc. products throughout Mexico under DS Healthcare brands’ “DS Laboratories” and “Polaris”. DS Healthcare Group is a U.S. publicly traded company that develops and markets hair care, skin care and personal care branded products. During 2010 and 2011 we purchased products from DS Healthcare on a per order basis.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results. We believe our estimates and assumptions are reasonable; however, such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from such estimates. Significant estimates and assumptions underlying these financial statements include:

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its cost of products, relationship with DS Healthcare, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. The Company also provides for allowances against accounts receivables for product returns and cooperative advertising allowances. As of December 31, 2011 and December 31, 2010, no provision was recorded as an allowance for doubtful accounts.

Inventory

Inventory is reported at the lower of cost or market on the first-in, first-out (“FIFO”) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the straight line depreciation method over the estimated useful lives of the assets, which range from 3 to 10 years. The Company recorded $12,455 and $1,267 in depreciation expense for the years ended December 31, 2011 and 2010, respectively. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Long-Lived Assets

The Company has adopted ASC 360-10, “Accounting for Impairment or Disposal of Long-Lived Assets”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

Revenue is recognized when a product is shipped. The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable and
•	collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of goods sold.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period.

Segment Information

ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Fair Value of Financial Instruments

Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. We currently do not have any financial assets and liabilities that are recurring that would require us to disclose them at fair value.

Functional Currency

The functional currency for DS Mexico is the Mexican peso. We translate our financial statements into U.S. dollars as follows:

•

Assets and liabilities are translated at the exchange rate in effect as of the financial statement date.

•

Income statement accounts are translated using the weighted average exchange rate for the period.

We include translation adjustments from currency exchange and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of shareholders’ equity. There are currently no transactions of a long-term investment nature, nor any gains or losses from non-U.S. currency transactions.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Revenue Recognition: On January 1, 2011, the Company adopted FASB ASU 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force.” This ASU amended the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Fair Value Measurement: In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS). This ASU was issued to provide largely identical guidance about fair value measurement and disclosure requirements for entities that disclose the fair value of an asset, a liability, or an instrument classified in shareholders' equity in their consolidated financial statements as that provided in the International Accounting Standards Board's new IFRS 13, Fair Value Measurement. This ASU does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it already is required or permitted under GAAP. This guidance is to be applied prospectively for interim and annual periods beginning after December 15, 2011. Adoption of this guidance did not have a material impact on the Company’s financial statement disclosures.

Fair Value of Financial Instruments. The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument’s valuation.

Comprehensive Income: In June 2011, the FASB issued new guidance that gives an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total for comprehensive income. The entity is also required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements(s) where the components of net income and the components of other comprehensive income are presented. The guidance is to be applied retrospectively, for fiscal periods and interim periods within those years, beginning after December 15, 2011. In December 2011, the FASB issued new guidance deferring the changes in the June 2011 relating to presentation of classification adjustments. The Company’s adoption of the new guidance did not have a material impact on its financial position, results of operations and cash flows.

Intangibles – Goodwill and Other: In September 2011, the FASB issued ASU 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of a reporting unit in step 1 of the goodwill impairment test. If entities determine, on the basis of qualitative factors, that the fair value of a reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. Otherwise, further testing would not be needed. The guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, which permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount. If an entity can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the entity is not required to take further action. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted. The adoption of ASU 2012-02 did not have a material impact on the Company’s financial position, results of operations or cash flows.

There are no other recently issued accounting standards that are expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

NOTE 4. – RESTATEMENT

The Company restated its financial statements to update its estimated provision for taxes and deferred tax liabilities and reclassified the presentation of certain accounts on its balance sheet for the years ended December 31, 2011 and 2010. The following is a reconciliation of the line items as previously reported to the restated amounts in the Company’s Statements of Operations, Balance Sheets and Statements of Cash Flows.

Statement of Operations

	As Previously Reported	Adjustment	As Restated
Year Ended December 31, 2011
Provision for Income Tax	$12,650	$33,468	$46,118

Net Income	$217,938	$33,468	$184,470

Year Ended December 31, 2010
Provision for Income Tax	$-	$-	$-

For the year ended December 31, 2011, the Company increased in deferred tax liability by $33,468. No change in the deferred tax liability was made as of December 31, 2010.

In addition, the Company also included the following disclosures of the basic and diluted earnings per share in its restated financial statements;

Year Ended December 31, 2011

Basic and Diluted Earnings Per Share:

Weighted average shares	-	3,300	3,300
Net income per share	$-	$55.90	$55.90

Year Ended December 31, 2010

Basic and Diluted Earnings Per Share:

Weighted average shares	-	500	500
Net loss per share	$-	$(38.05)	$(38.05)

As of December 31, 2011, the impact of the restatement reduced the basic and diluted earnings per share from $66.04 to $55.90.

As of December 31, 2010, there was no change in the basic and diluted earnings per share as a result of the restatement.

Balance Sheets

	As Previously Reported	Adjustment	As Restated
Year Ended December 31, 2011
Assets:
Prepaid Expenses	$19,766	$203,557	$223,323
Other Current Assets	23,496	(23,496)	-
Deferred Assets	180,061	(180,061)	-

Liabilities:
Accounts Payable	$447,197	$(12,651)	$434,546
Deferred Tax Liability	-	46,118	46,118
Total Liabilities	508,936	33,467	542,403

Equity:
Net Income	$217,938	$(217,938)	$-
Retained Earnings		142,078	142,078
Accumulated Gain	105	(105)	-
Accumulated Loss	(37,640)	37,640	-
Other Comprehensive Income	-	4,857	4,857
Total Equity	298,703	(33,468)	265,235

Assets: The Company reclassified amounts posted as Other Assets and Other Current Assets to Prepaid Expenses. These amounts were advanced payments made toward future expenses that were expected to be used within a one year period.

Liabilities: The Company reclassified $12,651 in deferred tax liabilities that had been previously included with Accounts Payable. In addition, the Company recalculated its Deferred Tax Liability and separately stated this on its balance sheet.

Equity: The Company reclassified its presentation of its equity section by including net income, accumulated gain and accumulated loss within retained earnings. Retained earnings was reduced by amounts accrued for deferred tax liabilities. The Company also reflected the change in currency rates within its Other Comprehensive Income, which had not been previously separately stated.

	As Previously Reported	Adjustment	As Restated
Year Ended December 31, 2010
Equity:
Net Income	$(19,027)	$19,027	$-
Retained Earnings		(42,392)	(42,392)
Accumulated Gain	119	(119)	-
Accumulated Loss	(23,484)	23,484	-
Total Equity	(38,343)		(38,343)

Equity: The Company reclassified its presentation of its equity section by including net income, accumulated gain and accumulated loss within retained earnings.

Statements of Cash Flows

	As Previously Reported	Adjustment	As Restated
Year Ended December 31, 2011
Net Income	$217,938	$(33,468)	$184,470

Net cash provided by operating activities	126,125	(177,556)	(51,431)
Net cash used in investing activities	(122,075)	65,810	(56,265)
Net cash provided by financing activities	4,050	110,201	114,251

Supplemental Information:
Cash paid for interest	2,505	-	2,505
Cash paid for taxes	-	-	-

Year Ended December 31, 2010
Net Loss	$(19,027)	$-	$(19,027)

Net cash provided by operating activities	3,259	2,165	5,424
Net cash provided by (used in) investing activities	(20,238)	-	(20,238)
Net cash provided by (used in) financing activities	(2,165)	2,165	-

Supplemental Information:
Cash paid for interest	2,165	-	2,165
Cash paid for taxes	-	-	-

The Company reclassified the presentation of its Statements of Cash Flows to reflect changes in the classification of prepaid expenses, other current assets and deferred assets. The Company also reclassified the presentation to disclose changes in its deferred tax liabilities, which had previously been included within the change of accounts payable and accrued expenses. In addition, the Company updated the supplementary disclosure of taxes paid in cash on its Statements of Cash Flows for the years ended December 31, 2011 and 2010.

NOTE 5. – INVENTORY

Inventory at December 31, 2011 and December 31, 2010 consisted of products purchased for resale. Management evaluated the inventory for obsolescence. No allowance was considered necessary as of December 31, 2011 or December 31, 2010.

NOTE 6. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of advanced payments to vendors for future advertising and consulting services or advanced payments toward taxes.

NOTE 7. – INCOME TAXES

The provision for income taxes for the years ended December 31, 2011 and 2010 is summarized as follows:

	2011	2010
Current:
U.S. Federal	$-	$-
Non-U.S. (Mexico)	46,118	-
	46,118	-
Deferred:
U.S. Federal	-	-
Non-U.S. (Mexico)	-	-
Total	$46,118	$-

The provision for income taxes for 11-YTD and 10-YTD differs from the amount computed by applying the statutory rate to income (loss) before provision for income taxes as follows:

	2011		2010

Expected provision (benefit) at statutory rate	(0.0%	)	(0.0%	)

Non-U.S. (Mexico)	20.0%		—%
Non-deductible expenses	0.0%		0.0%
Increase in valuation allowance	0.0%		0.0%

Total provision (benefit) for income taxes	20.0%		0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. As of December 31, 2011 and December 31, 2010, the Company had no deferred tax assets or liabilities and, as a result, recorded no valuation allowance.

As of December 31, 2011 and December 31, 2010, the Company had no unrecognized tax benefits and accordingly no related accrued interest or penalties.

The Company follows the provisions of ASC Topic 740-10, "Accounting for Uncertainty in Income Taxes" which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with ASC Topic 740, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This topic also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended December 31, 2011 and 2010. The Company's income tax returns since 2007 are subject to examination by the taxing authorities in Mexico for a period of five years after the returns were filed.

NOTE 8. – SIGNIFICANT CUSTOMERS

For the year ended December 31, 2011, substantially all of our revenues were generated from sales of DS Healthcare products that included: Revita which represented 35% of total sales. Revita EPS, Spectral DNC-L and Spectral DNC, which collectively account for another 35% of total sales.

For the year ended December 31, 2010, substantially all of our revenues were generated from sales of DS Healthcare Products that included Revita, which represent 37% of total sales. Other products, which individually exceed 10% of total sales, were Oligo, Spectral DNC-L and Spectral DNC, which collectively accounted for another 39% of total sales.

The Company sells products to several types of customers, which primarily include pharmacy chains, three of which represent individually in excess of 5% of total sales for the year ended December 31, 2011. These top three customers generated 57% of our sales for the year ended December 31, 2011.

For the year ended December 31, 2010, three pharmacy chains represented individually in excess of 5% of the total sales. These top three customers generated 56% of our sales for the year ended December 31, 2010.

Sales to 5% or greater customers for the year ended December 31, 2011 and 2010 were:

December 31, 2011

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$ 325,790	28%	$ 97,928	27%
B	$ 310,368	27%	$ 146,406	41%
C	$ 62,519	5%	$ 13,489	4%

December 31, 2010

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$ 159,312	29%	$ -	0%
B	$ 99,925	18%	$ 36,120	37%
C	$ 47,476	9%	$ -	0%

NOTE 9. – SIGNIFICANT VENDORS

The Company purchases substantially all of its finished goods from DS Healthcare. Purchases from DS Healthcare and accounts payable were:

Year	Purchase Amount	Percent	Accounts Payable	Percent

2011	$ 559,674	19%	$ 84,369	5%
2010	$ 273,966	13%	$ 8,331	9%

NOTE 10. – SUBSEQUENT EVENT

Effective November 1, 2012, essentially 100% of the outstanding capital stock of the Company was sold to DS Healthcare Group, Inc., a Florida corporation (“DS Healthcare”) pursuant to a Share Exchange Agreement between the majority stockholder and executive officer of the Company and DS Healthcare. In accordance with Mexican law, Mexican companies must have two shareholders therefore selling stockholder retained one share of the capital stock of DS Mexico.

In consideration for the nearly 100% interest in DS Mexico, DS Healthcare issued 450,000 shares of common stock valued at $2.60 per share to Fernando Tamez Gutierrez, the Company’s principal stockholder. DS Healthcare also forgave $38,415 of invoices due from DS Mexico between April 1, 2012 and September 30, 2012. Following the closing date the Company’s shareholder entered into a compensatory agreement with DS Healthcare and shall receive up to an aggregate of an additional 150,000 shares of DS Healthcare Common Stock (as adjusted for a stock split, recapitalization or similar transaction) as follows:

(i)

50,000 shares of DS Healthcare Common Stock in the event that annual net revenues of DS Mexico are equal to or greater than $4,000,000 during any calendar year period;

(ii)

50,000 shares of DS Healthcare Common Stock in the event annual net revenues of DS Mexico are equal to or greater than $5,000,000 during any calendar year period following satisfaction of (i); and

(iii)

50,000 shares of DS Healthcare Common Stock in the event annual net revenues of DS Mexico are equal to or greater than $6,000,000 during any calendar year period following satisfaction of (ii).

In addition, effective November 1, 2012 the Company entered into an employment agreement with Fernando Tamez Gutierrez to oversee the day to day operations of the Company in consideration of a base salary of approximately $60,000 per year.